                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

      Name of Subsidiary                          Jurisdiction of Incorporation or Organization
      ------------------                          ---------------------------------------------
1.  LCC Design Services, L.L.C.                                       Delaware

2.  LCC Europe GmbH                                                   Germany

3.  Eurofon de France S.A.R.L.                                        France

4.  LCC, United Kingdom, Ltd.                                         United Kingdom

5.  LCC Development Company, L.L.C.                                   Delaware

6.  Microcell Management Inc.                                         Delaware

7.  LCC do Brazil Ltda.                                               Brazil

8.  Koll Telecommunications Services, L.L.C                           Delaware

9.  LCC Asia Pacific LTD PTE                                          Singapore

10. LCC Europe AS                                                     Norway

11. LCC International Holdings NL, Inc.                               Delaware

12. LCC International Holdings, Belgium, Inc.                         Delaware